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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 22, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in International Home Foods, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and our report dated June 23, 1999 relating to the financial statements and supplemental schedules, which appears in International Home Foods 401(k) Savings Plan's Annual Report on Form 11-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Amendment
No. 1 to the Registration Statement.

                                                  /s/ PRICEWATERHOUSECOOPERS LLP


New York, New York
December 14, 1999